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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 3, 1999



                   PACIFIC RESEARCH & ENGINEERING CORPORATION
               (Exact Name of Registrant as Specified in Charter)



            California                 001-11773                 95-2638420
  ----------------------------        -----------              -------------
  (State or other jurisdiction        (Commission              (IRS Employer
        of Incorporation)             File Number)           Identification No.)



        2070 Las Palmas Drive, Carlsbad, California                 92009
        -------------------------------------------               ---------
         (Address of principal executive offices)                 (Zip Code)


  Registrant's telephone number, including area code:          (760) 438-3911


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Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


        On May 3, 1999, the Company dismissed Harlan & Boettger, LLP ("H&B") its independent certifying accountant. The Audit Committee of the Company's Board of Directors participated in and recommended the decision to change independent accountants, which was approved by the Company's Board of Directors. During the two most recent fiscal years ended December 31, 1997 and December 31, 1998, and through May 3, 1999, there were no disagreements between the Company and H&B on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of H&B, would have caused them to make reference thereto in connection with their reports. The reports of H&B on the financial statements for the past two fiscal years of the Company contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the 1998 report which was modified to include an explanatory paragraph highlighting a going concern uncertainty.

        Also on May 3, 1999, the Company appointed Arthur Andersen LLP as its new independent certifying accountant. Prior to its appointment, Arthur Andersen LLP was engaged by the Audit Committee of the Board of Directors to consult with the Committee on matters related to restatement of previously reported financial results for fiscal years 1996 and 1997 and the subsequent quarterly periods in 1998. In connection with its role as consultant, Arthur Andersen LLP informed the Audit Committee that it believed a restatement for the application of SFAS 86, "Accounting for the Costs of Computer software to Be Sold, Leased, or Otherwise Marketed", was required. In conducting the audit of the Company's 1998 financial statements, H&B agreed that a restatement of previously issued financial statements was required.



Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)   Not applicable.
        (b)   Not applicable.
        (c)   Exhibits.

              16. Letter from Harlan & Boettger, LLP to the Securities and Exchange Commission regarding change in certifying accountant.



                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PACIFIC RESEARCH & ENGINEERING CORPORATION
                                                     (Registrant)


Date:   May 10, 1999                By:  /s/ Blake F. Clark
                                         ---------------------------------------
                                         Blake F. Clark
                                         Vice President, Chief Financial Officer